Exhibit 99.3

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF CERO Therapeutics, Inc.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations provides information which Cero Therapeutics, Inc. (“CERo” or the “Company”) management believes is relevant to an assessment and understanding of its results of operations and financial condition. The discussion should be read together with CERo’s financial statements and related notes that are included elsewhere in this Form 8-K. This Management’s Discussion and Analysis of Financial Condition and Results of Operations may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements resulting from various factors. Please see “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” in the proxy statement/prospectus, dated January 22, 2024 (the “Proxy Statement/Prospectus”), and filed with the Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, references in this section to “CERo” and the “Company” are intended to mean the business and operations of CERo Therapeutics, Inc. prior to the consummation of the Business Combination.

Overview

CERo was incorporated in Delaware on September 23, 2016, and is based in South San Francisco, California. The Company is focused on genetically engineering human immune cells to fight cancer. Since inception, the Company has focused on developing its therapeutic platform and has not yet begun clinical development or product commercialization. Future efforts will focus on continued product development, including clinical development, to support regulatory approval to commercialize and subsequent product commercialization.

Since inception, CERo has had significant operating losses. CERo’s net loss was $7.3 million for the year ended December 31, 2023. As of December 31, 2023, the Company had an accumulated deficit of $43.1 million and had $1.6 million in cash, restricted cash, and cash equivalents. The Company expects to continue to incur net losses for the foreseeable future, and that research and development (“R&D”) expenses and general and administrative expenses will continue to increase.

Recent Developments

Business Combination

 On February 5, 2024, CERo, PBAX and PBCE Merger Sub, Inc. (“Merger Sub”) entered into Amendment No. 1 to the Business Combination Agreement (the “First BCA Amendment”) to, among other things, (i) remove the minimum cash condition, (ii) modify the stock-price based milestones such that (a) the trading price condition for the First Level Earnout Target (as defined in the First BCA Amendment) shall be reset from $12.50 to 125% of the Conversion Price (as defined in the First BCA Amendment) of the Series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”) upon the reset of such Conversion Price as described below and (b) the trading price condition for the Second Level Earnout Target (as defined in the First BCA Amendment) shall be reset from $15.00 to 150% of the Conversion Price of the Series A Preferred Stock upon reset of such Conversion Price as described below, and (iii) increase the aggregate number of shares of Class A common stock, par value $0.0001 per share (“Class A common stock”) issuable to the stockholders of CERo in connection with Merger Sub merging with and into CERo, with CERo surviving as a wholly-owned subsidiary of PBAX (the “Business Combination”) from 4,651,704 shares to 5,000,000 shares. Such number of shares is in addition to up to 1,200,000 shares issuable upon satisfaction of certain earn-out conditions and 382,651 shares issuable upon exercise of rollover options or warrants.

On February 13, 2024, CERo, PBAX and Merger Sub entered into Amendment No. 2 to the Business Combination Agreement to create two additional pools of earnout shares (the “Earnout Shares”) of Class A common stock, one pool of which will contain 875,000 shares, which will be fully vested at Closing of the Business Combination and which are being issued as an offset to the agreement by Phoenix Biotech Sponsor, LLC to forfeit an offsetting number of shares, and one pool of which will contain 1,000,000 shares, which will be fully vested upon the achievement of certain regulatory milestone-based earnout targets and make certain other technical changes to the timing and process for issuance of the 1,200,000 shares of Class A common stock subject to the other earn-out conditions set forth in the Business Combination Agreement.

On February 14, 2024, the Business Combination between CERo and PBAX was consummated pursuant to the Business Combination Agreement, dated as of June 4, 2023, as amended from time to time (as amended, the “Business Combination Agreement”) by and among CERo, PBAX and Merger Sub. In connection with the consummation of the Business Combination, PBAX changed its corporate name to “CERo Therapeutics Holdings, Inc.” (“New CERo”).

At the effective time of the Business Combination, (i) each outstanding share of CERo common stock, (the “CERo common stock”), was cancelled and converted into the right to receive shares of common stock of PBAX; (ii) each outstanding option to purchase CERo common stock was converted into an option to purchase shares of common stock, par value $0.0001 per share (“Common Stock”); (iii) each outstanding share of CERo preferred stock, was converted into the right to receive shares of Common Stock, and (iv) each outstanding warrant to purchase CERo preferred stock (the “CERo warrants”) was converted into a warrant to acquire shares of Common Stock. In addition, each outstanding CERo convertible bridge note was exchanged for shares of Series A Preferred Stock.

In addition, the holders of CERo common stock and CERo preferred stock have the contingent right to receive the Earnout Shares. At the closing of the Business Combination (the “Closing”), PBAX issued three pools of shares subject to forfeiture if the applicable conditions to transferability thereof are not satisfied: (i) 1,200,000 shares of Common Stock, which will be fully vested upon the achievement of certain adjusted stock price-based earnout targets or upon a qualifying transaction (ii) 875,000 shares of Common Stock, pursuant to a Letter Agreement, dated as of February 14, 2024 (the “Sponsor Share Forfeiture Agreement”) which were fully vested at Closing of the Business Combination and which were issued as an offset to the Sponsor Share Forfeiture Agreement, and (iii) 1,000,000 shares of Common Stock, which will be fully vested upon to achievement of certain regulatory milestone-based earnout targets.

As consideration for the Business Combination, PBAX issued to CERo stockholders an aggregate of 7,597,638 shares of Common Stock, including 2,200,000 Earnout Shares and 382,651 shares issuable upon exercise of rollover options or warrants.

PIPE Financing

In February 2024, New CERo consummated the first tranche of a private placement of 10,039 shares of Series A Preferred Stock, of New CERo, warrants to purchase 612,746 shares of Common Stock (the “Common Warrants”) and warrants to purchase 2,500 shares of Series A Preferred Stock, pursuant to the Amended and Restated Securities Purchase Agreement, dated February 14, 2024, by and among CERo, PBAX and certain accredited investors for aggregate cash proceeds to New CERo of approximately $10.0 million. On April 1, 2024, we consummated a private placement of 626 shares of Series B Preferred Stock, pursuant to the Securities Purchase Agreement, dated March 28, 2024, by and among us and certain accredited investors (the “Additional Investors” and, together with the Initial Investors, the “PIPE Investors”), for aggregate cash proceeds to us of approximately $0.5 million. A portion of such Series A Preferred Stock was issued as consideration for the cancellation of outstanding indebtedness or securities of the Company or PBAX, including a promissory note of PBAX and certain convertible bridge notes of CERo. Such transactions collectively are referred to as the “PIPE Financing.”

Factors Affecting Our Performance

CERo believes that its performance and future success depend on several factors that present significant opportunities for CERo but also pose risks and challenges. These include, among others:

●	the extent to which the Company develops, in-licenses or acquires other product candidates and technologies in its product candidate pipeline;

●	the costs and timing of process development and manufacturing scale-up activities associated with the Company’s product candidates and other programs as CERo advances them through preclinical and clinical development;

●	the number and development requirements of product candidates that the Company may pursue;

●	the costs, timing and outcome of regulatory review of CERo’s product candidates;

●	CERo’s headcount growth and associated costs as it expands its R&D capabilities, establishes and maintains the administrative functions required for a publicly traded company, and establishes and expands its commercial infrastructure and operations;

●	the costs and timing of future commercialization activities, including product manufacturing, marketing, sales and distribution, for any of the Company’s product candidates for which CERo receives market approval;

●	the revenue, if any, received from commercial sales of CERo’s product candidates for which it receives marketing approval;

●	competition from other similar product candidates; and

For additional information on the risks associated with future results of operations, please see “Risk Factors — Risks Related to our Business and Industry,” “— Risks Related to CERo’s Reliance on Third-Parties,” “— Risks Related to Government and Regulation” and “— Risks Related to Intellectual Property” our annual report on Form 10-K for the period ended December 31, 2023.

Components of Results of Operations

Revenue

CERo has not recognized any revenue from any sources, including from product sales, and does not expect to generate any revenue from the sale of products in the foreseeable future. If the development efforts for the Company’s product candidates, each of which is a specific product and indication combination, are successful and result in regulatory approval, or if CERo executes license agreements with third parties, the Company may generate revenue from R&D services, from the achievement of development milestones or from milestones and royalties related to product sales. However, there can be no assurance as to when any revenues will be generated, if at all.

Operating Expenses

Research and Development Expenses

R&D expenses consist of discovery activities, manufacturing development and production, preclinical and clinical development, and regulatory filing for product candidates. R&D expenses are recognized as incurred and payments made prior to the receipt of goods or services to be used in R&D are capitalized until the goods or services are received. Costs incurred in obtaining technology licenses through asset acquisitions, if incurred, will be charged to R&D expense if the licensed technology has not reached technological feasibility and has no alternative future use. R&D expenses include or could include:

●	employee-related expenses, including salaries, bonuses, benefits, stock-based compensation and other related costs for those employees involved in R&D efforts;

●	external R&D expenses incurred under agreements with pre-clinical research organizations, clinical research organizations, investigative sites, centralized clinical laboratories, and consultants to conduct preclinical and clinical studies;

●	costs related to manufacturing material for preclinical studies and clinical trials, including fees paid to contract development and manufacturing organizations;

●	product-liability insurance for clinical development product(s);

●	laboratory supplies and research materials;

●	software and systems related to R&D activities;

●	costs related to regulatory filing and compliance; and

●	facilities, depreciation and other allocated expenses, which include direct and allocated expenses for rent, maintenance of facilities, and equipment.

Product candidates in later stages of development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. The Company plans to substantially increase its R&D expenses for the foreseeable future as it continues the development of its product candidates through clinical development. CERo cannot determine with certainty the timing of initiation, the duration or the costs of current or future preclinical studies and clinical trials required for regulatory approval due to the inherently unpredictable nature of preclinical and clinical development. Clinical and preclinical development timelines, the probability of success and development costs can differ materially from expectations. CERo anticipates that it will make determinations as to which product candidates to pursue and how much funding to direct to each product candidate on an ongoing basis in response to the results of ongoing and future preclinical studies and clinical trials, regulatory developments and ongoing assessments as to each product candidate’s commercial potential. CERo will need to raise substantial additional capital in the future. Future R&D expenses may vary significantly between periods and from current expectations based on factors such as:

●	expenses incurred to conduct preclinical studies required to advance product candidates into clinical trials;

●	per patient clinical trial costs based on a number of factors, including number of patient clinical visits, clinical laboratory testing, and potential medical imaging;

●	the number of clinical trials required for approval, the number of patients who enroll in each clinical trial, and the number and geographic locations of sites included in the clinical trials;

●	the length of time required to screen and enroll eligible patients, screen-failure rate, or the discontinuation rates of enrolled patients;

●	potential additional safety monitoring requested by regulatory agencies;

●	the cost of insurance, including product liability insurance, in connection with clinical trials; and

●	suspension or termination of clinical development activities by regulators or institutional review boards for various reasons, including regulatory noncompliance or a finding that the participants are being exposed to unacceptable health risks.

General and Administrative Expenses

General and administrative expenses consist principally of salaries and related costs for personnel in executive and administrative functions, including stock-based compensation, travel expenses and recruiting expenses. Other general and administrative expenses include professional fees for legal, accounting and tax-related services and insurance costs.

CERo anticipates that its general and administrative expenses will increase in the future as the Company increases headcount and contracted services for operational support for expanded operations and infrastructure, as well as the initiation, continuation and expansion of preclinical studies and clinical trials for product candidates. The Company also anticipates that general and administrative expenses will increase as a result of expenses for accounting, audit, legal and consulting services, as well as costs associated with maintaining compliance with Nasdaq listing rules and SEC requirements, director and officer liability insurance, investor and public relations activities and other expenses associated with operating as a public company.

Interest and Other Income, Net

Interest and other income, net consists predominantly of interest income from interest bearing bank accounts, interest expense on payables, and the gain or loss on the revaluation of the warrant liability, which represents the change in fair value of outstanding warrants between periods.

Results of Operations

Results of Operations for the Year Ended December 31, 2023 as Compared to Year Ended December 31, 2022

	2023	2022	Difference
Operating expenses:
Research and development	$5,288,580	$9,845,603	$(4,557,023)
General and administrative	2,386,469	2,125,628	260,841
Total operating expenses	7,675,049	11,971,231	(4,296,182)
Loss from operations	(7,675,049)	(11,971,231)	4,296,182
Interest and other income, net	385,472	142,115	243,357
Net loss	$(7,289,577)	$(11,829,116)	$4,539,539

General and Administrative Expenses

General and administrative expenses were $2.39 million for the year ended December 31, 2023 compared to $2.13 million for the year ended December 31, 2022, reflecting a decrease of $0.26 million. Compensation related expenses decreased $0.87 million in 2023 as compared to 2022, due primarily to reduced headcount and recruiting expenses and reduction in software and other employee support expenses contributed $0.15 million to the 2023 decrease from 2022. Intellectual property expenses declined $0.66 million and public communication services expenses declined $0.42 million in 2023 relative to 2022. These decreases in expenses were offset by a $1.41 million increase in legal, accounting, and business consulting fees related to outsourced finance functions and activity related to preparation for the Business Combination.

Research and Development Expenses

R&D expenses were $5.29 million for the year ended December 31, 2023, compared to $9.85 million for the year ended December 31, 2022 reflecting a decrease of $4.6 million. Compensation related expenses decreased $2.1 million in 2023 as compared to 2022, due primarily to reduced headcount and recruiting expenses and reduction in software and other employee support expenses contributed $0.14 million to the 2023 decrease from 2022. Research activity slowed, resulting in a decrease of $1.84 million in supplies and external research service expenses in 2023 relative to 2022. Manufacturing slowed in 2023 relative to 2022, causing contract manufacturing expense to decline 0.70 million in 2023 versus 2022. Partially offsetting these declines, the Company received $0.18 million less in expense reimbursements from a collaboration partner in 2023 compared to 2022.

CERo anticipates that its R&D expenses will significantly increase in the future as the Company increases headcount and contracted services for preclinical and clinical development of its product candidates, as well as for manufacturing of clinical product to be used in clinical development.

Interest and Other Income, Net

Interest and other income, net increased $0.24 million, from $0.14 million in the year ended December 31, 2022 to $0.39 million in the year ended December 31, 2023. The change was primarily due to a $0.25 million increase in the gain on the revaluation of the warrant liability from $0.04 million to $0.29 million as of December 31, 2022, and 2023, respectively. This decrease was offset by a $0.01 million decrease in net interest income from $0.1 to $0.09 million in the years ended December 31, 2022, and 2023, respectively.

Liquidity and Capital Resources

Capital Requirements

CERo has not generated any revenues from any source and the Company does not expect to generate revenue for at least the next few years. If the Company fails to complete the timely development of, or fails to obtain regulatory approval for, its product candidates, the ability of the Company to generate future revenue will be adversely affected. CERo does not know when, or if, it will generate any revenue from its product candidates, and does not expect to generate revenue unless and until the Company obtains regulatory approval and commercialization of its product candidates.

CERo expects its expenses to increase significantly in connection with its ongoing activities, particularly as it continues and expands research, preclinical development, and clinical development to support marketing approval for its product candidates. In addition, if the Company obtains approval for any of its product candidates, CERo expects to incur significant commercialization expenses related to sales, marketing, manufacturing and distribution. Furthermore, following the completion of the Business Combination, the Company expects to incur additional costs associated with operating as a public company.

CERo, therefore, anticipates that substantial additional funding will be needed in connection with its continuing operations. After the Business Combination and PIPE Financing, the Company anticipates that it will have approximately $8.9 million in cash and cash equivalents. CERo intends to devote most of the net proceeds from Business Combination to the preclinical and clinical development of its product candidates and public company compliance costs. Based on current business plans, CERo believes that the anticipated net proceeds from the Business Combination and PIPE Financing will not fund its operating expenses and capital requirements for 12 months after the filing of the financial statements for CERo Therapeutics, Inc. for the year ended 2023. The Company has arranged two equity lines of credit, one providing for the sale of up to the lesser of 2,977,070 shares of newly issued shares of Common Stock and (ii) the Exchange Cap of 19.99% ownership of the outstanding common stock of the Company, unless shareholders approve a higher quantity, and the other providing for the purchase of up to $25 million of Common shares on the satisfaction of certain conditions. The Company has no guarantee that the conditions will be satisfied to require the purchase of all, or any, of the Equity Line of Credit (“ELOC”) funds. Any estimate as to how long the Company expects the net proceeds from the Business Combination, PIPE Financing, and ELOC funding may fund the Company operations is based on assumptions that may prove to be wrong, and CERo could use its available capital resources sooner than its current expectations. Changing circumstances, some of which may be beyond the Company’s control, could result in less cash and cash equivalents available to fund operations or cause the Company to consume capital significantly faster than currently anticipated, and CERo may need to seek additional funds from additional sources sooner than planned.

Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical drug products, the Company is unable to estimate the exact amount of its operating capital requirements. CERo’s future funding requirements will depend on many factors, including, but not limited to those listed under “Factors Affecting Our Performance” above.

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive and uncertain process that takes many years to complete, and CERo may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, the Company’s product candidates, if approved, may not achieve commercial success. Commercial revenues, if any, will be derived from sales of product candidates that the Company does not expect to be commercially available in the near term, if at all. Accordingly, CERo will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to the Company on acceptable terms, or at all. To the extent that CERo raises additional capital through the sale of equity or convertible debt securities, the terms of these equity securities or this debt may restrict the Company’s ability to operate. Any future debt financing and equity financing, if available, may involve covenants limiting and restricting the ability to take specific actions, such as incurring additional debt, making capital expenditures, entering into profit-sharing or other arrangements or declaring dividends. If CERo raises additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, it may be required to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to the Company. If CERo is unable to raise capital when needed or on acceptable terms, the Company could be forced to delay, reduce or eliminate its R&D programs or future commercialization efforts.

Cash Flows

Net cash used in operating activities

Net cash used in operating activities decreased $5.9 million from $11.7 million to $5.8 million in the years ended December 31, 2022, and 2023, respectively. CERo’s operating activities significantly slowed and headcount was reduced, resulting in a $4.5 million reduction in net loss in 2023 relative to 2022, and an increase in accrued expenses and accounts payable of $2.1 million in 2023 relative to 2022 resulted in $6.6 million less cash being expended in 2023 compared to 2022. The gain on the revaluation of the warrant liability resulted in a $0.25 million offset and other non-cash components resulted in a $0.20 million offset to the decrease in the net loss in 2023 versus 2022.

Net cash used in investing activities

In the year ended December 31, 2022, the Company purchased $0.69 million of property and equipment, while no purchases were made in 2023. The majority of the purchases were laboratory equipment.

Net cash provided by financing activities

Net cash provided in financing activities increased $0.57 million from an immaterial amount to $0.57 million in the years ended December 31, 2023, and 2023, respectively. The change was a result of the issuance of a bridge loan to investors that provided $0.57 million of net proceeds in 2023.

Contractual Obligations and Other Commitments

None.

Critical Accounting Policies and Significant Judgments and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of expenses incurred during the reporting period. Significant items subject to such estimates and assumptions include the estimates of the fair values of convertible preferred stock, common stock, and preferred stock warrant liability, stock-based compensation expense, the fair value of right-to-use assets and lease liabilities, and the valuation allowance associated with deferred tax assets. Actual results could differ from those estimates.

CERo defines its critical accounting policies as those accounting principles that require it to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on its financial condition and results of operations, as well as the specific manner in which it applies those principles. While significant accounting policies are more fully described in Note 2 to CERo’s audited financial statements appearing elsewhere in this Form 8-K, the Company believes the following are the critical accounting policies used in the preparation of its financial statements that require significant estimates and judgments.

Leases

Per ASC 842, the Company determines if an arrangement contains a lease at inception. A lease is an operating or financing contract, or part of a contract, that conveys the right to control the use of an identified tangible asset for a period of time in exchange for consideration.

At lease inception, the Company recognizes a lease liability equal to the present value of the remaining lease payments, and a right of use asset equal to the lease liability, subject to certain adjustments, such as for lease incentives. In determining the present value of the lease payments, the Company uses its incremental borrowing rate, determined by estimating the Company’s applicable, fully collateralized borrowing rate, with adjustment as appropriate for lease term. The lease term at the lease commencement date is determined based on the non-cancellable period for which the Company has the right to use the underlying asset, together with any periods covered by an extension option if the Company is reasonably certain to exercise that option.

Right-of-use assets and obligations for leases with an initial term of 12 months or less are considered short term and are a) not recognized in the balance sheet and b) recognized as an expense on a straight-line basis over the lease term. The Company does not sublease any of its leased assets to third parties and the Company’s lease agreements do not contain any residual value guarantees or restrictive covenants.

ASC 842 includes a number of reassessment and re-measurement requirements for lessees based on certain triggering events or impairment conditions. There were no impairment indicators identified during the years ended December 31, 2022 or 2021 that would require impairment testing of the Company’s right-of-use assets.

Certain of the Company’s leases include variable lease costs to reimburse the lessor for real estate tax and insurance expenses, and certain non-lease components that transfer a distinct service to the Company, such as common area maintenance services. The Company has elected to separate the accounting for fixed lease components and variable and non-lease components for real estate and equipment leases. The Company does not have any financing leases at December 31, 2023 or 2022.

Research and development

R&D costs consist primarily of salaries and benefits, including stock-based compensation, occupancy, materials and supplies, contracted research, consulting arrangements, and other expenses incurred in the pursuit of the Company’s R&D programs. R&D costs are expensed as incurred.

Stock-based compensation

The Company periodically issues common stock and stock options to officers, directors, and consultants for services rendered. The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation (Topic 718). ASC 718 requires the recognition of stock-based compensation expense, using a grant date fair value-based method, for costs related to all share-based payments including stock options and restricted stock awards granted to employees and non-employees. ASC 718 requires companies to estimate the fair value of all share-based payment awards on the date of grant using an option pricing model, and the Company uses a Black-Scholes model to estimate option award fair value. The fair value of restricted stock awards is based upon the estimated share price of the common shares on the date of grant. Forfeitures are accounted for on occurrence and the Company applies the simplified method to estimate expected term of options provided in SAB Topic 14 for “plain vanilla” options. All options and restricted stock awards granted since inception are expensed on a straight-line basis over the requisite service period, which is usually the vesting period, and the related amount is recognized in the statements of operations. The accounting for stock options granted to outside consultants is consistent with the accounting for stock-based payments to officers and directors, as described above, by measuring the cost of services received in exchange for equity awards utilizing the grant date fair value of the awards, with the cost recognized as stock-based compensation expense on a straight-line basis in the Company’s financial statements over the vesting period of the awards.

Income taxes

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company follows the provisions of ASC 740, Accounting for Uncertainty in Income Taxes, for the recognition, measurement, presentation, and disclosure in the financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. No liability related to uncertain tax positions is recorded in the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of income tax expense, as necessary. The Company has not recorded any interest or penalties associated with income tax since inception.

Fair Value of Common Stock

In order to determine the fair value of a share of CERo’s common stock for use in developing fair value estimates for derivative instruments, CERo’s board of directors considered, among other things, contemporaneous valuations of the Company’s common stock. Given the absence of a public trading market of CERo’s capital stock to date, the board of directors exercised reasonable judgment and considered a number of objective and subjective factors to determine the best estimate of the fair value of a share of the Company’s common stock, including:

●	contemporaneous valuations of the Company’s common stock and market transactions involving private investments in the equity instruments of comparable companies;

●	CERo’s business, financial condition and results of operations, including related industry trends affecting the Company’s operations;

●	the likelihood of achieving a liquidity event, such as a merger into a special purpose acquisition corporation, or sale of the company, given prevailing market conditions;

●	the lack of marketability of the Company’s common stock;

●	the market performance of comparable publicly traded companies;

●	U.S. and global economic and capital market conditions and outlook; and

●	common stock valuation methodology.

In estimating the fair market value of a share of CERo’s common stock, the board of directors first determined the equity value of the Company’s business using accepted valuation methods. A discount for lack of marketability was then applied to conclude a fair market value for one share of the Company’s common stock for use in models used to develop fair value estimates for derivative instruments.

Recent Accounting Pronouncements

See Note 2 to CERo’s audited financial statements appearing elsewhere in this amendment report on Form 8-K for a description of recent accounting pronouncements applicable to CERo’s financial statements.

Qualitative and Quantitative Disclosures About Market Risk

CERo’s primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because of the Company’s investments, including cash equivalents, which may be in the form of a money market fund.

In the future, CERo may contract with vendors invoicing in a foreign denominated currency. As a result, the Company may be subject to fluctuations in foreign currency rates in connection with certain of these agreements. Transactions denominated in currencies other than the United States dollar will be recorded based on exchange rates at the time such transactions arise. As of December 31, 2023, all transactions have been denominated in U.S. dollars.

Inflation will generally affect the Company by increasing the cost of labor and costs associated with preclinical and clinical trials and future manufacturing and commercialization activities as well as general corporate costs. CERo does not believe that inflation had a material effect on CERo’s business, financial condition or results of operations for the years ended December 31, 2023 or 2022, but increased inflation may materially impact the Company in 2024 and beyond.

Emerging Growth Company and Smaller Reporting Company Status

In April 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. PBAX previously elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would be applicable to private companies. Following the consummation of the Business Combination, New CERo expects to continue to take advantage of the benefits of the extended transition period.

In addition, as an emerging growth company, New CERo may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to present only two years of audited financial statements in addition to any required unaudited interim financial statements, with correspondingly reduced disclosure in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure about the Company’s executive compensation arrangements in its periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

New CERo will cease to qualify as an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of PBAX shares in its initial public offering, (ii) the last day of the fiscal year in which New CERo has more than $1.07 billion in total annual gross revenues, (iii) the date on which New CERo is deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of the Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, or (iv) the date on which New CERo has issued more than $1.0 billion of non-convertible debt over the prior three-year period. CERo may choose to take advantage of some but not all of these reduced reporting burdens. CERo has taken advantage of certain reduced reporting requirements in this Form 8-K. Accordingly, the information contained herein may be different than you might obtain from other public companies.